UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd.
Mooresville,	NC	28117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(704)	758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020 (the “Departure Date”), Jennifer L. Weber and Lowe’s Companies, Inc. (the “Company”) mutually agreed that Ms. Weber’s employment with the Company terminated and that such termination will be treated as a termination without cause for purposes of the Lowe’s Companies, Inc. Severance Plan for Senior Officers (the “Severance Plan”). Also effective as of the Departure Date, Ms. Weber resigned from all positions with the Company and its subsidiaries, including her position as Executive Vice President, Human Resources.
The Company and Ms. Weber entered into a Release and Separation Agreement on the Departure Date (the “Agreement”) pursuant to which Ms. Weber is entitled to receive the following payments and benefits under the Agreement and in accordance with the Severance Plan:

•
severance pay in an amount equal to $2,508,000 payable in substantially equal installments over a period of 24 months following the Departure Date (the “Severance Period”), subject to reduction, in whole or in part, by the amount of cash compensation received by Ms. Weber for services rendered in any capacity to any third party during the Severance Period; and

•
continued participation in the employee health care plan maintained by the Company upon the same terms and conditions in effect from time to time for active employees of the Company until the earlier of the expiration of the Severance Period or Ms. Weber’s becoming covered under another employer’s health care plan.

Pursuant to the Agreement, Ms. Weber has agreed not to (i) compete with the Company or encourage any employee of the Company with the title of Director or above to terminate his or her employment with the Company in either case during the Severance Period, (ii) disclose proprietary and confidential information (including trade secrets) of the Company or (iii) encourage the Company’s customers or vendors to divert their business away from or otherwise interfere with the business relationships of the Company with its customers and vendors for a period of 18 months after the Departure Date.
Under the terms of the Agreement, Ms. Weber may revoke the Agreement for a period of seven days after April 6, 2020, the date Ms. Weber executed the Agreement. The Agreement will not become effective and enforceable until the seven-day revocation period has ended without Ms. Weber’s revocation of the Agreement.
The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: April 10, 2020	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary